
                   Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:

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
                                              State of Incorporation   Name Under Which
                Subsidiary                    or Organization          Business is Conducted
                ----------                    ---------------          ---------------------
Fulton Bank                                  Pennsylvania              Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Lebanon Valley Farmers Bank                  Pennsylvania              Lebanon Valley Farmers Bank
555 Willow Street
P. O. Box 1285
Lebanon, Pennsylvania 17042

Swineford National Bank                      Pennsylvania              Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Ambassador Bank                    Pennsylvania              Lafayette Ambassador Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial Realty Company              Pennsylvania              Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Life Insurance Company                Arizona                   Fulton Life Insurance Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

FNB Bank, N.A.                               Pennsylvania              FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Great Valley Bank                            Pennsylvania              Great Valley Bank
210 North 5th Street.......
P. O. Box 1342
Reading, Pennsylvania 19603

Hagerstown Trust Company                     Maryland                  Hagerstown Trust Company
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.         Pennsylvania              Central Pennsylvania Financial Corp.
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

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             Exhibit 21 - Subsidiaries of the Registrant (Continued)
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
                                             State of Incorporation    Name Under Which
                Subsidiary                   or Organization           Business is Conducted
                ----------                   ---------------           ---------------------
Delaware National Bank                       Delaware                  Delaware National Bank
Route 113 North
P. O. Box 520
Georgetown, DE 19947

The Bank of Gloucester County                New Jersey                The Bank of
100 Park Avenue                                                        Gloucester County
P.O. Box 832
Woodbury, NJ 08096

FFC Management, Inc.                         Delaware                  FFC Management, Inc.
900 Market Street, Second Floor
Wilmington, DE 19801

The Woodstown National                       New Jersey                The Woodstown National
     Bank and Trust Company                                            Bank & Trust Company
1 South Main Street
Woodstown, NJ 08098

The Peoples Bank of Elkton                   Maryland                  The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922